Exhibit 5.1

                       MASLON EDELMAN BORMAN & BRAND, LLP
                             3300 Wells Fargo Center
                               90 South 7th Street
                          Minneapolis, Minnesota 55402

July 10, 2006

El Capitan Precious Metals, Inc.
14301 North 87th Street, Suite 216
Scottsdale, Arizona 85260

      RE: Registration Statement on Form SB-2

Gentlemen:

      We have acted as counsel to El Capitan Precious Metals, Inc., a Nevada corporation (the "Company"), in connection with the preparation of a Registration Statement on Form SB-2 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about July 10, 2006 relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the resale by the selling stockholders identified in the Registration Statement of an aggregate of 20,254,384 shares of the Company's common stock, $.001 par value per share, consisting of 9,859,384 issued and outstanding shares (the "Shares") of common stock, 7,795,000 shares of common stock issuable upon the exercise of outstanding warrants (the "Warrant Shares"), and 2,600,000 shares of common stock issuable upon the conversion of outstanding convertible securities (the "Conversion Shares", and together with the Warrant Shares referred to as the "Derivative Shares") held by the selling stockholders. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-B under the Securities Act.

      In connection with the rendering of this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Articles of Incorporation and the Bylaws of the Company, as amended, each as currently in effect; (iii) certain resolutions adopted by the Board of Directors of the Company relating to the issuance of the shares covered by the Registration Statement, the preparation and filing of the Registration Statement and certain related matters; and (iv) such other documents, certificates and records as we deemed necessary or appropriate as a basis for the opinions expressed herein.

      In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons (other than such persons constituing officers and directors of the Company), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. We are attorneys licensed to practice in the State of Minnesota and the opinions expressed herein are limited to the laws of the State of Minnesota, the Nevada Revised Statutes and the federal securities laws of the United States.

      Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that:

      1. The Shares have been duly authorized and are validly issued, fully paid and nonassessable.

      2. The Derivative Shares have been duly authorized and, when issued in accordance with the terms of their respective warrants and convertible securities, the Warrant Shares and Conversion Shares will be validly issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our name under the caption "Validity of Common Stock" in the prospectus filed as part of the Registration Statement.

                                        Very truly yours,


                                        /s/ MASLON EDELMAN BORMAN & BRAND, LLP